                                                                    Exhibit 10.1
================================================================================



                                CREDIT AGREEMENT


                                  dated as of


                                  May 31, 2002


                                     among


                           J. C. PENNEY COMPANY, INC.,
                        J. C. PENNEY CORPORATION, INC.,
                      J. C. PENNEY PURCHASING CORPORATION,


                            The Lenders Party Hereto,


                              JPMORGAN CHASE BANK,
                            as Administrative Agent,


                                       and


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as LC Agent


                         -----------------------------


                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Co-Lead Arranger


                           CREDIT SUISSE FIRST BOSTON,
                              as Co-Lead Arranger



================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms ..............................................    1
SECTION 1.02. Classification of Loans and Borrowings .....................   28
SECTION 1.03. Terms Generally ............................................   29
SECTION 1.04. Accounting Terms; GAAP .....................................   29

                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments ................................................   30
SECTION 2.02. Loans and Borrowings .......................................   30
SECTION 2.03. Requests for Revolving Borrowings ..........................   31
SECTION 2.04. Swingline Loans ............................................   32
SECTION 2.05. Letters of Credit ..........................................   34
SECTION 2.06. Funding of Borrowings ......................................   41
SECTION 2.07. Interest Elections .........................................   42
SECTION 2.08. Termination and Reduction of
                Commitments; Increase in
                Commitments ..............................................   44
SECTION 2.09. Repayment of Loans; Evidence of Debt .......................   47
SECTION 2.10. Prepayment of Loans ........................................   48
SECTION 2.11. Fees .......................................................   49
SECTION 2.12. Interest ...................................................   50
SECTION 2.13. Alternate Rate of Interest .................................   51
SECTION 2.14. Increased Costs ............................................   52
SECTION 2.15. Break Funding Payments .....................................   53
SECTION 2.16. Taxes ......................................................   54
SECTION 2.17. Payments Generally; Pro Rata Treatment;
                Sharing of Set-offs ......................................   57
SECTION 2.18. Mitigation Obligations; Replacement of
                Lenders ..................................................   60
SECTION 2.19. Extension of Maturity Date .................................   64
SECTION 2.20. Borrowing Subsidiaries .....................................   66

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers .......................................   67
SECTION 3.02. Authorization; Enforceability ..............................   67
SECTION 3.03. Governmental Approvals; No Conflicts .......................   67
SECTION 3.04. Financial Condition; No Material Adverse
                Change ...................................................   68
SECTION 3.05. Properties .................................................   68
SECTION 3.06. Litigation and Environmental Matters .......................   68
SECTION 3.07. Compliance with Laws and Agreements ........................   69
SECTION 3.08. Investment and Holding Company Status ......................   69
SECTION 3.09. Taxes ......................................................   69
SECTION 3.10. ERISA ......................................................   70
SECTION 3.11. Disclosure .................................................   70
SECTION 3.12. Material Subsidiaries ......................................   70

                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date .............................................   71
SECTION 4.02. Each Credit Event ..........................................   73
SECTION 4.03. Borrowing Subsidiaries .....................................   73

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements; Ratings Change
                and Other Information ....................................   74
SECTION 5.02. Notices of Material Events .................................   76
SECTION 5.03. Information Regarding Collateral ...........................   76
SECTION 5.04. Existence; Conduct of Business .............................   77
SECTION 5.05  Payment of Obligations .....................................   78
SECTION 5.06. Maintenance of Properties ..................................   78
SECTION 5.07. Insurance ..................................................   78
SECTION 5.08. Books and Records; Inspection Rights;
                Inventory Audits .........................................   78
SECTION 5.09. Compliance with Laws .......................................   79
SECTION 5.10. Use of Proceeds and Letters of Credit ......................   79
SECTION 5.11. Additional Guarantee Parties ...............................   79
SECTION 5.12. Further Assurances .........................................   80




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                                                                               3

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness ...............................................   80
SECTION 6.02. Liens ......................................................   82
SECTION 6.03. Fundamental Changes ........................................   83
SECTION 6.04. Investments, Loans, Advances,
                Guarantees and Acquisitions ..............................   84
SECTION 6.05. Asset Sales ................................................   85
SECTION 6.06. Restrictive Agreements .....................................   86
SECTION 6.07. Leverage Ratio .............................................   87
SECTION 6.08. Asset Coverage Ratio .......................................   87
SECTION 6.09. Restriction on Non-Material
                Subsidiaries .............................................   87

                                   ARTICLE VII

                                Events of Default ........................   88

                                  ARTICLE VIII

                             The Administrative Agent ....................   91

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices ....................................................   94
SECTION 9.02. Waivers; Amendments ........................................   95
SECTION 9.03. Expenses; Indemnity; Damage Waiver .........................   96
SECTION 9.04. Successors and Assigns .....................................   98
SECTION 9.05. Survival ...................................................  102
SECTION 9.06. Counterparts; Integration;
                Effectiveness ............................................  103
SECTION 9.07. Severability ...............................................  103
SECTION 9.08. Right of Setoff ............................................  103
SECTION 9.09. Governing Law; Jurisdiction; Consent
                to Service of Process ....................................  104
SECTION 9.10. WAIVER OF JURY TRIAL .......................................  105
SECTION 9.11. Headings ...................................................  105
SECTION 9.12. Confidentiality ............................................  105
SECTION 9.13. Interest Rate Limitation ...................................  106
SECTION 9.14. Acknowledgment .............................................  106

SCHEDULES:

Schedule 1.01 -- Existing Letters of Credit
Schedule 2.01 -- Commitments
Schedule 2.05 -- Issuing Banks
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Material Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.06 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Opinion of Counsel of Holdings, the Parent Borrower and the
             Account Party
Exhibit C -- Form of Guarantee and Collateral Agreement

                   CREDIT AGREEMENT dated as of May 31, 2002, among J. C. PENNEY COMPANY, INC., J. C. PENNEY CORPORATION,
      INC., J. C. PENNEY PURCHASING CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent, and
      WACHOVIA BANK, NATIONAL ASSOCIATION, as LC Agent.


                      The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Account Parties" means the Parent Borrower and Purchasing.

     "Additional Costs" has the meaning assigned to such term in Section
2.14(c).

     "Additional Grantor" means any Subsidiary of the Parent Borrower that is designated by the Parent Borrower, with the prior written consent of the Administrative Agent, to become a party to the Collateral Agreement for the purpose of granting a security interest in such Subsidiary's inventory; provided that the Parent Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary immediately upon such Subsidiary becoming an Additional Grantor.

     "Additional Inventory" means, with respect to any Additional Grantor, any inventory owned by such Additional Grantor that the Parent Borrower and the Administrative Agent agree, in writing, shall be deemed to be "Collateral" under the Collateral Agreement.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next

 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by
(b) the Statutory Reserve Rate.

     "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Lending Office" means, for each Issuing Bank or Lender, the office or branch of such Issuing Bank or Lender (or an affiliate of such Issuing Bank or Lender) designated in an Administrative Questionnaire delivered by such Issuing Bank or Lender to the Administrative Agent or such other office or branch of such Issuing Bank or Lender as such Issuing Bank or Lender may, from time to time, in accordance with the terms of this Agreement, specify to the Administrative Agent, the Borrowers and the Account Parties as the office or branch by which its Letters of Credit, Loans or Commitments, as applicable, are to be made and maintained.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Standby Letter of Credit Fee Rate" or "Commitment Fee Rate", as the case may be, based upon the corporate credit ratings (or the equivalent thereof) (in each case, a "Rating") assigned by Moody's and S&P, respectively, applicable on such date to the Parent Borrower:

================================================================================
     Ratings         ABR    Eurodollar   Stand-by Letter of      Commitment Fee
   Moody's/S&P:    Spread     Spread      Credit Fee Rate              Rate
--------------------------------------------------------------------------------
   Category 1
   $Baa1/BBB+       0.00%      1.00%            0.875%               0.175%
--------------------------------------------------------------------------------
   Category 2
    Baa2/BBB        0.25%      1.25%            1.125%               0.250%
--------------------------------------------------------------------------------
   Category 3
     Baa3/BBB-      0.50%      1.50%            1.375%               0.375%
--------------------------------------------------------------------------------
   Category 4
     Ba1/BB+        0.75%      1.75%            1.625%               0.500%
--------------------------------------------------------------------------------
   Category 5
     #Ba2/BB        1.25%      2.25%            2.125%               0.500%
================================================================================

     For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a Rating for the Parent Borrower (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Category 5 (unless otherwise agreed to by the Required Lenders); (b) if the Ratings established or deemed to have been established by Moody's and S&P for the Parent Borrower shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two Ratings; and (c) if the Ratings established or deemed to have been established by Moody's and S&P for the Parent Borrower shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Holdings or the Parent Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Parent Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

     "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Asset Coverage Certificate" means a certificate setting forth the calculation of the Asset Coverage Ratio and signed on behalf of the Parent Borrower by a Financial Officer.

     "Asset Coverage Ratio" means, on any date, the ratio of (a) the book value of all Eligible Inventory as of the last day of the fiscal month ended on or most recently prior to such date, determined in accordance with GAAP as applied on a consistent basis (including the deduction of any marked-down inventory reserves in accordance with GAAP), to (b) the sum of (i) the total amount that Holdings and the Subsidiaries would be required to pay (taking into account any netting agreements) if all Swap Agreements to which they are parties were terminated as of the last day of the fiscal quarter ended on or most recently prior to such date (but only to the extent that such payment obligations constitute Obligations) plus (ii) total Revolving Credit Exposures as of such date.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Augmenting Lender" has the meaning assigned to such term in Section
2.08(d).

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowers" means the Parent Borrower and, if eligible to be a Borrower at the time in accordance with Section 2.20, each Borrowing Subsidiary.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

     "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "Borrowing Subsidiary" means any Subsidiary with respect to which a Subsidiary Borrower Election shall have been executed and delivered as provided in Section 2.20 and with respect to which a Subsidiary Borrower Termination has not been executed as provided in Section 2.20.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings or a wholly owned Subsidiary of Holdings of any Equity Interest in the Parent Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than any retirement or savings plan for employees of Holdings and its Subsidiaries, of Equity Interests representing more than 40% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, other than pursuant to a Permitted Holding Company Reorganization; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; or (d) the occurrence of a "Change in Control", as defined in the Subordinated Note Indenture.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Change in Location" has the meaning assigned to such term in Section 2.16.

     "Charges" has the meaning assigned to such term in Section 9.13.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means any and all "Collateral", as defined in the Collateral Agreement.

     "Collateral Agreement" means the Guarantee and Collateral Agreement among the Guarantee Parties, the Additional Grantors and the Administrative Agent, substantially in the form of Exhibit C.

     "Collateral and Guarantee Requirement" means the requirement that:

               (a) the Administrative Agent shall have received from each Guarantee Party and each Additional Grantor either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Guarantee Party or (ii) in the case of any Person that becomes a Guarantee Party or an Additional Grantor after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Guarantee Party or such Additional Grantor;

               (b) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

               (c) each Guarantee Party and each Additional Grantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Collateral Agreement, the performance of its obligations thereunder and, in the case of the Parent Borrower and any Additional Grantor, the granting by it of the Liens thereunder.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its

Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $1,500,000,000.

     "Commitment Increase" has the meaning assigned to such term in Section 2.08(e).

     "Consenting Lender" has the meaning assigned to such term in Section
2.19(a).

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period plus (ii) consolidated financing costs associated with securitization programs for such period plus (iii) consolidated income tax expense for such period plus (iv) all amounts attributable to depreciation and amortization for such period plus (v) any extraordinary or other non-recurring non-cash charges (it being understood that the write-down or write-off of any inventory or accounts receivable shall not be construed to be a non-recurring non-cash charge) for such period, provided that in the event Holdings or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated EBITDA in the period in which such payment is made, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or other non-recurring gains for such period, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Holdings) in which any other Person (other than Holdings or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person's assets are acquired by Holdings or any Subsidiary.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Eckerd Companies" means TDI Consolidated Corporation, a Delaware corporation, and its Subsidiaries.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Eligible Inventory" means (a) all inventory of the Parent Borrower located in the United States of America, other than consignment inventory (including inventory subject to "sale or return" arrangements) and import inventory that is in transit from a location outside of the United States of America, and (b) all Additional Inventory located in the United States of America, other than consignment inventory (including inventory subject to "sale or return" arrangements) and import inventory that is in transit from a location outside of the United States of America; provided that, unless and until the Liens granted under the Collateral Agreement are released as provided in Section 9.02(c), any such inventory or Additional Inventory shall constitute "Eligible Inventory" only if such inventory is subject to a perfected first-priority Lien securing the Obligations pursuant to the terms of the Collateral Agreement.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans (other than a termination initiated by Holdings or an ERISA Affiliate) or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Excluded Subsidiary" means, at any date, any Realty Company that is not a Material Subsidiary as of such date. For purposes of determining whether a Realty Company is a Material Subsidiary, the computations required by the definition of the term "Material Subsidiary" shall be made including the accounts of all Excluded Subsidiaries.

     "Existing Credit Agreements" means (a) the $1,500,000,000 Five-Year Revolving Credit Agreement dated as of December 3, 1996, amended and restated as of November 21, 1997, among the Parent Borrower, Funding, the financial institutions named therein as lenders, JPMorgan Chase Bank (successor to the Morgan Guaranty Trust Company of New York), as agent for the lenders, and Bank of America National Trust and Savings Association, Bankers Trust Company, Citibank, N.A., Credit Suisse First Boston and NationsBank of Texas, N.A., as managing agents, and (b) the Existing LC Agreement.

     "Existing Indentures" means (a) the Indenture dated as of May 1, 1981, as amended, between the Parent Borrower and JPMorgan Chase Bank (successor to Chemical Bank), as trustee, (b) the Indenture dated as of October 1, 1982, as amended, between the Parent Borrower and U.S. Bank National Association (successor to Bank of America National Trust and Savings Association), as trustee, (c) the Indenture dated as of April 1, 1994, as amended, between the Parent Borrower and U.S. Bank National Association (successor to Bank of America National Trust and Savings Association), as trustee, and (d) the Subordinated
Note Indenture.

     "Existing LC Agreement" means the Letter of Credit Agreement dated as of August 17, 2001, among the Parent Borrower, Purchasing, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.

     "Existing Letter of Credit" means (a) any letter of credit identified on
Schedule 1.01 that is outstanding on the Effective Date and (b) any letter of credit that is outstanding under the Existing LC Agreement on the Effective Date.

     "Extended Maturity Date" has the meaning assigned to such term in Section 2.19(a).

     "Extending Lender" has the meaning assigned to such term in Section
2.19(a).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, divisional vice president-chief accountant, treasurer, assistant treasurer or controller of Holdings or the Parent Borrower.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Funded Indebtedness" of any Person means, at any date for the determination thereof, without duplication, the sum of (a) the outstanding aggregate principal amount of all

Indebtedness of such Person for borrowed money or of a type described in clause
(c) or (d) of the definition of the term "Indebtedness", (b) the outstanding aggregate principal amount of all Indebtedness of others of the type described in the preceding clause (a) for the payment of which such Person is responsible or liable as guarantor or otherwise and (c) the Securitization Amount as of such date; provided that Funded Indebtedness shall not include (i) any obligations under leases or any guarantees of obligations of others under leases, (ii) any obligations of such Person in respect of letters of credit, (iii) except as provided in clause (b) above, any contingent obligations of such Person and (iv) any Indebtedness of Holdings to any Subsidiary or of any Subsidiary to Holdings or any other Subsidiary. It is understood that for the purposes of this definition the term "principal" when used at any date with respect to any Indebtedness issued at a discount shall mean the amount of principal of such Indebtedness that could be declared due and payable on that date upon the occurrence of one or more events permitting the acceleration of such Indebtedness pursuant to the terms of such Indebtedness.

     "Funding" means J. C. Penney Funding Corporation, a Delaware corporation.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or
(d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Parties" means Holdings, the Parent Borrower, the Material Subsidiaries (other than the Eckerd Companies) and each Non-Material Subsidiary that is required to satisfy the Collateral and Guarantee Requirement in order for Holdings and the Parent Borrower to remain in compliance with the provisions of Section 6.09.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Holdings" means J. C. Penney Company, Inc., a Delaware corporation.

     "Increase Effective Date" has the meaning assigned to such term in Section 2.08(e).

     "Increasing Lender" has the meaning assigned to such term in Section
2.08(d).

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person,

(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Information Memorandum" means the Confidential Information Memorandum dated April 2002 relating to the Parent Borrower and the Transactions.

     "Initial Loans" has the meaning assigned to such term in Section 2.08(e).

     "Initial Maturity Date" has the meaning assigned to such term in Section 2.19(a).

     "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means any Lender or Affiliate of a Lender that agrees (as provided in Section 2.05(i)) to issue Letters of Credit, in its capacity as an issuer of Letters of Credit, and its respective successors and assigns in such capacity as provided in Section 2.05(i). The initial Issuing Banks are identified in Schedule 2.05. Subject to the consent of the Parent Borrower, which consent shall not be unreasonably withheld, any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more of its Affiliates, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Agent" means Wachovia Bank, National Association.

     "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Account Parties at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, or as otherwise provided in Section 2.08(d) or
Section 2.19(a). Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement. Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit as of the Effective Date. Each Letter of Credit shall be either a Trade Letter of Credit or a Stand-by Letter of Credit.

     "Leverage Ratio" means, on any date, the ratio of (a) Funded Indebtedness of Holdings and its Subsidiaries (on a consolidated basis) as of such date to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date. For the sole purpose of determining compliance with
Section 6.07, the Parent Borrower may elect (by notice to the Administrative Agent) to deduct from Funded Indebtedness, on no more than one date of determination of the Leverage Ratio during the term of this Agreement, an amount equal to the aggregate amount of cash that, on such date, has been deposited by the Parent Borrower in a collateral account controlled by the Administrative Agent subject to a perfected Lien to secure the Obligations; provided that (i) such deducted amount shall not exceed $300,000,000 and (ii) the cash deposited by the Parent Borrower in such collateral account shall remain in such collateral account until the next date of determination of the Leverage Ratio.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Loan" means a loan made by a Lender to a Borrower pursuant to this Agreement.

     "Loan Documents" means this Agreement and the Collateral Agreement.

     "Loan Parties" means Holdings, the Parent Borrower, the Borrowing Subsidiaries, the Account Parties, the Additional Grantors and each Material Subsidiary that is a Guarantee Party.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of a Borrower or an Account Party to perform any of its obligations under this Agreement or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document (other than any such impairment of rights or benefits that is primarily attributable to (i) action taken by one or more Lenders (excluding any action against one or more Lenders taken by Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their subsidiaries or their affiliates) or (ii) circumstances that are unrelated to Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their Subsidiaries or their Affiliates).

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

     "Material Subsidiary" means, at any date of determination, any Subsidiary of Holdings then having Net Tangible Assets representing more than 3% of the total Net Tangible Assets of Holdings and its Subsidiaries.

     "Maturity Date" means May 31, 2005, subject to Section 2.19.

     "Maturity Date Extension" has the meaning assigned to such term in Section 2.19(a).

     "Maximum Rate" has the meaning assigned to such term in Section 9.13.

     "Merger" has the meaning assigned to such term in the definition of the term "Permitted Holding Company Reorganization".

     "Merger Subsidiary" has the meaning assigned to such term in the definition of the term "Permitted Holding Company Reorganization".

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any of Holdings, the Parent Borrower, Purchasing or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding plan years made or accrued an obligation to make contributions.

     "Net Tangible Assets" means the aggregate amount at which the assets of Holdings and its Subsidiaries are reflected, in accordance with GAAP as in effect on the date hereof, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by the Parent Borrower) ending within the 65 days next preceding the date of determination, of Holdings and its Subsidiaries (after deducting all valuation and qualifying reserves relating to such assets), except any of the following described items that may be included among such assets:

          (a) trademarks, patents, goodwill and similar intangibles;

          (b) investments in and advances to Subsidiaries; and

          (c) capital lease property rights,

after deducting from such amount current liabilities (other than deferred tax effects) as reflected, in accordance with GAAP as in effect on the date hereof, on such balance sheet.

     "New Holdco" has the meaning assigned to such term in the definition of the term "Permitted Holding Company Reorganization".

     "Non-Consenting Lender" has the meaning assigned to such term in Section 2.19(a).

     "Non-Increasing Lender" has the meaning assigned to such term in Section 2.08(d).

     "Non-Material Subsidiary" means, at any date of determination, any Subsidiary of Holdings (other than any Eckerd Company) that is not a Material Subsidiary.

     "Obligations" has the meaning assigned to such term in the Collateral Agreement.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Parent Borrower" means J. C. Penney Corporation, Inc., a Delaware corporation.

     "Participant" has the meaning assigned to such term in Section 9.04.

     "Participation Amount" has the meaning assigned to such term in Section 2.05(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of
Exhibit III to the Collateral Agreement or any other form approved by the Administrative Agent.

     "Permitted Acquisition" means any acquisition of all or substantially all the assets of, or Equity Interests in, a Person or division or line of business of a Person that does not engage, to any extent material to Holdings and its Subsidiaries (taken as a whole), in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the date hereof and businesses reasonably related, ancillary or complementary to the business or businesses of the Parent Borrower or any Subsidiary if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) in the case of an acquisition of Equity Interests in a Person, 80% of the Equity Interests in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by a Guarantee Party (other than Holdings) and all actions required to be taken, if any, with respect to each Subsidiary resulting from such acquisition under Sections 5.12 and 5.13 have been taken, (d) the Parent Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenant contained in Section 6.07 recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance and (e) the Parent Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (c) and (d) above, together with all relevant financial information for the business or entity being acquired. Notwithstanding clause (c) above, in the case of an acquisition of 80% of the Equity Interests in a Person that satisfies the other conditions applicable to a Permitted Acquisition, such acquisition shall not fail to qualify as a Permitted Acquisition solely by reason of such Person having subsidiaries that are not 80% owned by such Person immediately prior to such acquisition, provided that, at the time of such acquisition, the Consolidated EBITDA attributable to all such non-wholly owned subsidiaries for the period of four consecutive fiscal quarters most recently ended prior to the date of such acquisition for which financial information is available does not exceed 25% of Consolidated EBITDA of such acquired Person for the same period.

     "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 5.05;

               (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Subsidiary; and

               (g) the special property interest of a consignor in respect of goods subject to consignment;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Holding Company Reorganization" means a transaction pursuant to which (a) a new subsidiary ("New Holdco") is organized as a direct or indirect wholly owned Subsidiary of Holdings, (b) New Holdco organizes a new subsidiary (the "Merger Subsidiary"), which subsidiary is a wholly owned Subsidiary of New Holdco and (c) the Merger Subsidiary merges with and into Holdings (the "Merger"), pursuant to which (i) each outstanding share of capital stock of any class in Holdings is converted into one share of capital stock of the same class of New Holdco so that each Person that beneficially owned, directly or indirectly, capital stock of Holdings immediately prior to the consummation of the Merger continues to beneficially own, directly or indirectly, the same percentage of capital stock of the same class in New Holdco following the consummation of the Merger, (ii) each share of capital stock of New Holdco owned by the Parent Borrower immediately prior to the consummation of the Merger is cancelled and ceases to exist immediately following the consummation of the Merger, (iii) Holdings becomes a direct wholly owned subsidiary of New Holdco and (iv) no other Person receives any consideration; provided that no such transaction shall constitute a "Permitted Holding Company Reorganization" unless, at or prior to the consummation of the Merger, (A) New Holdco shall become a Guarantee Party and shall take all actions necessary to satisfy the Collateral and Guarantee Requirement as a Guarantee Party and (B) New Holdco, Holdings, the Parent Borrower and the Administrative Agent shall enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for (1) the addition of New Holdco as a party to this Agreement as a Loan Party subject to the same obligations and provisions as are applicable to Holdings hereunder, (2) the substitution of New Holdco for Holdings in the definition of the term "Change in Control" and in all contexts applicable to consolidated financial calculations and reporting requirements (including in the definition of the term "Leverage Ratio") and (3) the addition of a new paragraph in Section 6.03 to the effect that New Holdco shall not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of Holdings and activities incidental thereto and that New Holdco will not acquire any assets (other than shares of capital stock of Holdings, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents and other Indebtedness permitted by this Agreement, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United

          States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof or (ii) any office located within the United States of America of a commercial bank organized under the laws of any other country, in each case which has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

               (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $3,000,000,000.

     "Permitted Long-Term Indebtedness" means unsecured Indebtedness for borrowed money of Holdings or the Parent Borrower; provided that such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar repayment obligation prior to, the Initial Maturity Date.

     "Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.

     "Plan" means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of Holdings or any ERISA Affiliate.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Proposed Effective Date" has the meaning assigned to such term in Section 2.08(d).

     "Purchasing" means J. C. Penney Purchasing Corporation, a Delaware corporation.

     "Rating" has the meaning assigned to such term in the definition of the term "Applicable Rate".

     "Realty Company" means each of JCP Realty Inc. and its Subsidiaries that is principally engaged in the business of managing and owning real estate and real estate-related interests.

     "Register" has the meaning assigned to such term in clause (iv) of Section 9.04(b).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Relevant Date" has the meaning assigned to such term in Section 2.16.

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving Loan" means a Loan made pursuant to Section 2.01.

     "Securitization Amount" means, at any date of determination thereof and in respect of any securitization of accounts receivable of Holdings or any of its Subsidiaries, (a) in the case of a securitization of such accounts receivable structured as a borrowing of loans

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                                                                              26

secured by such accounts receivable, the outstanding principal amount of Indebtedness issued in respect of such securitization that is secured by such accounts receivable and (b) in the case of a securitization of such accounts receivable structured as a sale of such accounts receivable (other than a sale of such accounts receivable to a Subsidiary), the aggregate amount of cash consideration received by Holdings or any of its Subsidiaries from such sale, but only in respect of accounts receivable that remain uncollected as of such date.

     "S&P" means Standard & Poor's.

     "Stand-by Letter of Credit" means any Letter of Credit that is not a Trade Letter of Credit.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Note Indenture" means the Indenture dated as of October 15, 2001, between the Parent Borrower and The Bank of New York, as trustee, in respect of the Subordinated Notes.

     "Subordinated Notes" means the Parent Borrower's 5% Convertible Subordinated Notes due October 15, 2008.

     "Subsequent Borrowing" has the meaning assigned to such term in Section 2.08(e).

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                                                                              27

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of Holdings, including the Parent Borrower but excluding any Excluded Subsidiary.

     "Subsidiary Borrower Election" means an agreement executed by the Parent Borrower and a Subsidiary, and delivered to and acknowledged by the Administrative Agent, pursuant to which the Parent Borrower designates such Subsidiary to be, and such Subsidiary agrees to be, a Borrower hereunder, in accordance with Section 2.20. Each Subsidiary Borrower Election shall be in a form reasonably satisfactory to the Administrative Agent.

     "Subsidiary Borrower Termination" means a notice executed by the Parent Borrower and delivered to the Administrative Agent terminating a Subsidiary's status as a Borrower hereunder in accordance with Section 2.20.

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans




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                                                                              28

outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means JPMorgan Chase Bank and each other Lender that agrees to be a Swingline Lender hereunder as provided in Section 2.04, in each case in its capacity as a lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.04.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Trade Letter of Credit" means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by an Account Party in the ordinary course of business of such Account Party.

     "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

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                                                                              29

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Holdings or the Parent Borrower notifies the Administrative Agent that Holdings or the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings or the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. It is understood that all financial computations hereunder with respect to Holdings and the Subsidiaries (including computations of Consolidated EBITDA and Net Tangible Assets and compliance with
Section 6.07) shall be made excluding the accounts of all Excluded Subsidiaries.

                                   ARTICLE II

                                   The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

     SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar

Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing; provided that any such notice given by the Parent Borrower of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

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                                                                              32

            (i) the aggregate amount of the requested Borrowing;

           (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lenders agree to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $75,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which

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                                                                              33

shall be a Business Day) and amount of the requested Swingline Loan. The applicable Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) A Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan of such Borrower after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the

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                                                                              34

Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

     (d) The Parent Borrower may designate any Lender to be a Swingline Lender hereunder subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender. Any such designation shall not be effective until confirmed in a written agreement signed by the Parent Borrower, the Administrative Agent and the applicable Lender.

     SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, (i) any Account Party may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period, and (ii) the Issuing Banks agree to issue Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by an Account Party to, or entered into by an Account Party with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the

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                                                                              35

beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Account Party also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

     Each Issuing Bank shall provide to the LC Agent and the Administrative Agent not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar week a report of such Issuing Bank setting forth (i) the aggregate amount of all Letters of Credit issued by such Issuing Bank that are outstanding as of 3:00 p.m. on the last Business Day of the preceding calendar week, (ii) the average daily undrawn amount of all Letters of Credit issued by such Issuing Bank for each calendar day during the period since the last calendar day covered by the preceding weekly report (or, in the case of the first weekly report, during the period from and including the Effective Date) and (iii) the aggregate amount of LC Disbursements made by such Issuing Bank and not reimbursed as of the time of such report. In addition to providing such weekly reports, each Issuing Bank shall, from time to time upon request of the LC Agent or the Administrative Agent, provide the LC Agent and the Administrative Agent with information of the type referred to in the immediately preceding sentence on a more frequent basis.

     The LC Agent shall provide to each Lender not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar month a report setting forth the aggregate amount of all Letters of Credit that are outstanding as of the date of the most recent weekly reports delivered by the Issuing Banks to the Administrative Agent pursuant to clause (i) of the immediately preceding paragraph.

     Neither the LC Agent nor the Administrative Agent nor any Issuing Bank shall have any duty or obligation at any time to monitor the LC Exposure relative to the total Commitments and neither the LC Agent nor the Administrative

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                                                                              36

Agent nor any Issuing Bank shall have any liability in respect of the issuance, amendment, renewal or extension of a Letter of Credit to the extent that such issuance, amendment, renewal or extension results in the total Revolving Credit Exposures exceeding the total Commitments. It shall be the responsibility of the Borrowers and the Account Parties to ensure that, after giving effect to the issuance, amendment, renewal or extension of each Letter of Credit, the sum of the total Revolving Credit Exposures does not exceed the total Commitments.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Account Party on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to an Account Party for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, (i) the applicable Account Party shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Account Party shall have received notice of such LC

Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Account Party prior to such time on such date, then not later than 12:00 noon, New York City time, on (A) the Business Day that such Account Party receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that such Account Party receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing by the Parent Borrower or a Swingline Loan to the Parent Borrower in an equivalent amount and, to the extent so financed, such Account Party's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan; or (ii) such Issuing Bank may, if arrangements to do so have been agreed upon in writing by the Parent Borrower, a Borrowing Subsidiary or an Account Party and such Issuing Bank, obtain reimbursement of such LC Disbursement by debiting directly from an account of the Parent Borrower, such Borrowing Subsidiary or such Account Party maintained with such Issuing Bank (or one of its Affiliates) an amount equal to such LC Disbursement; provided that the foregoing shall not be construed to prevent the applicable Account Party from reimbursing LC Disbursements of an Issuing Bank in accordance with alternate procedures agreed upon with such Issuing Bank, so long as such reimbursements are made no later than required under clause (i) above. If such Account Party fails to make such payment when due or the applicable Issuing Bank is unable to debit the designated account of the Parent Borrower, the relevant Borrowing Subsidiary or the relevant Account Party for the full amount of the LC Disbursement, in each case as provided in the preceding sentence, the applicable Issuing Bank shall notify the LC Agent (and upon receipt of such notice the LC Agent shall notify each Lender and the Administrative Agent) of the applicable LC Disbursement, the payment then due from such Account Party in respect thereof and (in the case of such notice from the LC Agent to each Lender) such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Account Party (the "Participation Amount"), in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from such Account Party pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Account Party of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. An Account Party's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Account Party's obligations hereunder. Neither the LC Agent, the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the applicable Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction) or such other standard of care as shall be separately agreed to in writing by such Issuing Bank and the applicable Account Party, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the LC Agent, the Administrative Agent and the applicable Account Party by telephone (confirmed by telecopy), or by such other means of communication (if any) as have been agreed upon by such Account Party and such Issuing Bank, of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum then applicable to ABR

Revolving Loans; provided that, if such Account Party fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Designation and Replacement of Issuing Banks. An Account Party may designate any Lender to be an Issuing Bank hereunder, subject to such Lender's agreement, in its sole discretion, to become an Issuing Bank. Such Account Party shall notify the Administrative Agent of any such designation. An Issuing Bank may be replaced at any time by written agreement among the applicable Account Party, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank (which must be a Lender). The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Account Party shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If (i) the Administrative Agent has declared the Loans outstanding hereunder due and payable pursuant to Article VII and (ii) the Liens on the Collateral have been released pursuant to Section 9.02(c), then, on the Business Day that an Account Party receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, such Account Party shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date attributable to Letters of Credit issued for the account of such Account Party plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Holdings, any Borrower or any Account Party described in clause (h) or (i) of
Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Account Party under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at such Account Party's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements in respect of Letters of Credit issued for the account of such Account Party for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Account Party for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy the other Obligations.

     SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing (or, in respect of the reimbursement of an LC Disbursement under Section 2.05(e), such Lender's Participation Amount), the Administrative Agent may assume that such Lender has made such share (or such Lender's Participation Amount, as applicable) available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower (or the applicable Issuing Bank, as applicable) a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing (or such Lender's Participation Amount, as applicable) available to the Administrative Agent, then the applicable Lender and the applicable Borrower (or the applicable Issuing Bank, as applicable) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower (or such Issuing Bank, as applicable) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender or such Issuing Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If (x) with respect to such Borrowing, such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing or (y) with respect to such reimbursement of such LC Disbursement, the applicable Account Party shall reimburse the applicable LC Disbursement before the applicable Lender or Issuing Bank reimburses the Administrative Agent as provided in this paragraph, then the Administrative Agent shall be entitled to receive or retain the amount due to it as provided above together with interest payable by such Account Party with respect to the period commencing on the date that the Administrative Agent funded its payment to the applicable Issuing Bank.

     SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08. Termination and Reduction of Commitments; Increase in Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.

     (c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     (d) The Parent Borrower may, at any time and from time to time prior to the Maturity Date, by written notice to the Administrative Agent and the Lenders, request that the Commitments be increased by an aggregate principal amount not to exceed $500,000,000. Each such notice shall set forth the amount of the requested increase in the Commitments and the date (the "Proposed Effective Date") on which such increase is requested to become effective (which date shall not be less than 60 days after the date of such notice) and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increase in the amount of the total Commitments. Each Lender shall, by notice to the Parent Borrower and the Administrative Agent given not less than 30 days prior to the Proposed Effective Date, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing to increase its Commitment being referred to herein as an "Increasing Lender") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period shall be deemed to have declined to increase its Commitment)(each Lender so declining or deemed to have declined being referred to herein as a "Non-Increasing Lender"). In the event that, on the 30th day prior to the Proposed Effective Date, the Lenders have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Parent Borrower, the Parent Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being referred to herein as an "Augmenting Lender"), which may (but need not) include any Lender, to extend Commitments in an aggregate amount equal to the unsubscribed amount of such Commitments; provided that (i) each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and
(ii) each Borrower, each Account Party and each applicable Increasing Lender and Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably request to evidence its Commitment and its status as a Lender. Increases and new Commitments created pursuant to this paragraph shall become effective on the Proposed Effective Date and the Administrative Agent shall notify each affected Lender thereof. Notwithstanding the

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                                                                              46

foregoing, no increase in the total Commitments shall become effective under this paragraph unless (i) on the Proposed Effective Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Holdings or the Parent Borrower and (ii) the Administrative Agent shall have received documents reasonably satisfactory to it consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the Borrowers and the Account Parties to borrow hereunder after giving effect to such increase.

     (e) On the effective date (a "Increase Effective Date") of any increase in the total Commitments pursuant to paragraph (d) above (each a "Commitment Increase"), (i) the aggregate principal amount of the Loans outstanding (the "Initial Loans") immediately prior to giving effect to such Commitment Increase on the related Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to such Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (I) such Lender's Applicable Percentage (calculated after giving effect to such Commitment Increase and the deemed payment of the Initial Loans, but prior to the making of the related Subsequent Borrowings) multiplied by (II) the amount of the related Subsequent Borrowings and (B) the product of (I) such Lender's Applicable Percentage (calculated without giving effect to such Commitment Increase, the deemed payment of the Initial Loans and the making of the related Subsequent Borrowings) multiplied by (II) the amount of such Initial Loans,
(iii) each Augmenting Lender that shall not have been a Lender prior to such Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (A) such Augmenting Lender's Applicable Percentage (calculated after giving effect to such Commitment Increase and the deemed payment of the Initial Loans, but prior to the making of the related Subsequent Borrowings) multiplied by (B) the amount of the related Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (I) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to such Commitment Increase, the deemed payment of the Initial Loans and the making of the related Subsequent Borrowings) multiplied by (II) the amount of such Initial Loans, and (B) the product of (I) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to such Commitment Increase and the deemed payment of the Initial Loans, but prior to the making of the related Subsequent Borrowings) multiplied by (II) the amount of the related Subsequent Borrowings, (v) after the effectiveness of such Commitment Increase, each Borrower shall be deemed to have made new Borrowings (the "Subsequent Borrowings") pursuant to Section 2.02 in an aggregate principal amount equal to the aggregate principal amount of such Initial Loans owed by such Borrower and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each related Subsequent Borrowing (calculated after giving effect to such Commitment Increase and the deemed payment of the Initial Loans, but prior to the deemed making of the related Subsequent Borrowings) and
(vii) the relevant Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on such Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the relevant Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

     SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan owed by such Borrower to such Lender on the Maturity Date and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan owed to such Swingline Lender by such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, such Borrower shall repay all Swingline Loans of such Borrower then outstanding.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

     (b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the maximum amount of Revolving Credit Exposures permitted by
Section 6.08, the Borrowers shall prepay Borrowings (or, if no such Borrowings are outstanding, each Account Party shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

     (c) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     SECTION 2.11. Fees. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposures of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purposes).

     (b) The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in (A) Stand-by Letters of Credit, which shall accrue at the Applicable Rate, and (B) Trade Letters of Credit, which shall accrue at a rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the determination date, in each case on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum, on the average daily amount of the LC Exposure in respect of Stand-by Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the

Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower or any Account Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the

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                                                                              52

Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.14. Increased Costs. (a) Subject to Section 2.18, if any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any

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                                                                              53

Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered in accordance with Section 2.18.

     (b) Subject to Section 2.18, if any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered in accordance with Section 2.18.

     (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender and the relevant Account Party shall pay such Issuing Bank, as the case may be, the amount shown as due on any such certificate (such amount hereinafter referred to as the "Additional Costs") within 30 days after receipt thereof.

     (d) Subject to Section 2.18, failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a

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                                                                              54

waiver of such Lender's or such Issuing Bank's right to demand such compensation.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

     SECTION 2.16. Taxes. (a) If any Borrower or any Account Party shall be required by reason of any change occurring after the date of this Agreement in applicable law or regulation or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) to deduct any Taxes from or in respect of any sum payable by such Borrower or such

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                                                                              55

Account Party (as the case may be) hereunder or under any other Loan Document to any Issuing Bank, any Lender or to the Administrative Agent, then except as otherwise provided in this Section 2.16 and subject to Section 2.18, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Issuing Bank, Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Account Party (as the case may be) shall make such deductions and (iii) such Borrower or such Account Party (as the case may be) shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrowers and the Account Parties agree to pay any present or future Other Taxes which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any such Loan Document other than any Other Taxes imposed upon any assignment or participation of a Lender's rights, interests and obligations hereunder or thereunder; provided that the amount such Borrower or such Account Party (as the case may be) shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Commitment of such Lender on which such Other Taxes are imposed; provided further that if a Lender is actually aware of the application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Parent Borrower of such Other Tax and the relevant Borrower or the relevant Account Party (as the case may be) shall thereafter have the benefit of the provisions of Section 2.18(b).

     (c) Within 30 days after the date of any payment of Taxes withheld by the relevant Borrower or the relevant Account Party (as the case may be) in respect of any payment to any Issuing Bank, Lender or the Administrative Agent, such Borrower or such Account Party (as the case may be) will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower or such Account Party (as the case may be) setting forth the amount of such payment and the date on which such payment was made.

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                                                                              56

     (d) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder and reimbursement obligations in respect of all Letters of Credit issued hereunder.

     (e) On the date hereof (or, in the case of an entity that becomes an Issuing Bank or a Lender after the date hereof, on the date such entity becomes an Issuing Bank or a Lender) and thereafter as required by applicable law, each Issuing Bank and Lender that is organized under the laws of a jurisdiction outside the United States shall deliver to the Parent Borrower and the Administrative Agent such certificates, documents or other evidence, and any amendments or supplements to such certificates, documents, or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed and duly executed by such Issuing Bank or Lender (or the Administrative Agent) establishing that payments made under this Agreement or under any other Loan Document to such Issuing Bank or Lender (or the Administrative Agent) are (i) not subject to withholding under the Code because such payments are effectively connected with the conduct by such Issuing Bank or Lender (or the Administrative Agent) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Parent Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to Taxes or are subject to Taxes at a rate reduced by an applicable tax treaty, the Borrowers and the Account Parties shall withhold Taxes from such payments at the applicable statutory rate in the case of payments to or for any Issuing Bank or Lender (or to the Administrative Agent) organized under the laws of a jurisdiction outside the United States.

     (f) Neither the Borrowers nor the Account Parties shall be required to pay any additional amounts to any Issuing Bank or Lender (or to the Administrative Agent) pursuant to paragraph (a) above if the obligations to pay such additional amounts would not have arisen but for a failure by such Issuing Bank or Lender (or the Administrative Agent) to comply with the provisions of paragraph (e) unless such failure results from a change occurring after the date of this Agreement in applicable law or regulations or tax treaty or in the interpretation or administration thereof by any Governmental Authority charged

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                                                                              57

with the interpretation or administration thereof (whether or not having the force of law).

     (g) Neither the Borrowers nor the Account Parties shall be liable under this Section 2.16 to any Issuing Bank, Lender or to the Administrative Agent, as applicable, that has changed the location of its principal office or any of its Applicable Lending Offices after the date (the "Relevant Date") on which it first becomes a party to this Agreement (a "Change in Location") for any Taxes that would have not been imposed but for a Change in Law enacted, promulgated, or effective before the Relevant Date, but only to the extent such Taxes exceed the amount the relevant Borrower or the relevant Account Party (as the case may be) was required to pay such Lender or the Administrative Agent pursuant to this
Section 2.16 immediately prior to such Change in Location.

     (h) If any Issuing Bank, Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes indemnified and paid by a Borrower or an Account Party, such Issuing Bank, Lender or the Administrative Agent shall promptly notify the Parent Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Parent Borrower, apply for such refund at the Parent Borrower's expense. If any Issuing Bank, Lender or the Administrative Agent receives a refund in respect of any Taxes for which such Issuing Bank, Lender or the Administrative Agent has received payment from a Borrower or an Account Party hereunder, it shall within 30 days after the receipt thereof repay the lesser of such refund and the amount paid by such Borrower or such Account Party (as the case may be) with respect to such Taxes to the applicable Borrower or the applicable Account Party, as applicable, in each case net of all reasonable out-of-pocket expenses of such Issuing Bank, Lender or the Administrative Agent and with interest received by such Issuing Bank, Lender or the Administrative Agent from the relevant taxing authority attributable to such refund; provided that such Borrower or such Account Party (as the case may be), upon the request of such Issuing Bank, Lender or the Administrative Agent, as applicable, agree to return any such refund (plus interest, penalties and other charges) to such Issuing Bank, Lender or the Administrative Agent, as applicable, in the event such Issuing Bank, Lender or the Administrative Agent is required to pay such refund to any Governmental Authority.

     (i) Each Issuing Bank, Lender, and the Administrative Agent severally (but not jointly) represents

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                                                                              58

and warrants that, as of the date such person becomes a party to this Agreement, payments made by the Borrowers and the Account Parties to such Issuing Bank, Lender or the Administrative Agent in connection with this Agreement are effectively connected with the conduct by such Issuing Bank, Lender or the Administrative Agent of a trade or business in the United States.

     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) Each Borrower and each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, on the date when due), in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

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                                                                              59

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower or any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrowers and each of the Account Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or such Account Party (as the case may be) rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such Account Party (as the case may be) in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from a Borrower or an Account Party prior to the date on which any payment is due to the Administrative Agent from such Borrower or such Account Party (as the case may be) for the account of the Lenders or an Issuing Bank hereunder that such Borrower or such Account Party (as the case may be) will not make such payment, the Administrative Agent may assume that such Borrower or such Account Party (as the case may be) has made such payment on such date in

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                                                                              60

accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower or the relevant Account Party (as the case may be) has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If, with respect to any Lender or the Administrative Agent, an event or circumstance occurs that would entitle such Lender or the Administrative Agent to exercise any of the rights or benefits afforded by Section 2.14 or 2.16(a), such Lender or the Administrative Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including designating a different Applicable Lending Office for funding or booking its Loans hereunder or participating in Letters of Credit or assigning its rights and obligations hereunder to another of its offices, or furnishing the proper certificates under any applicable tax laws, tax treaties, conventions and governmental regulations to the extent that such certificates are legally available to such Lender or to the Administrative Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Administrative Agent to exercise rights under any of such Sections; provided that neither any Lender nor the Administrative Agent shall be under any obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or Taxes in performing its obligations hereunder unless the Borrowers and the Account Parties have expressly agreed to reimburse it therefor or (ii) be materially disadvantageous to such Lender or to the

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                                                                              61

Administrative Agent. Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by Sections 2.14 and 2.16(a) in favor of any Lender or the Administrative Agent, such Lender or the Administrative Agent
(i) will notify the Parent Borrower of such event or circumstance and (ii) provide the Parent Borrower with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections
2.14 and 2.16(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto; provided that, if such Lender or the Administrative Agent does not give the Parent Borrower such notice and certificate within the 60-day period set forth in this sentence, the relevant Borrower or the relevant Account Party (as the case may be) shall be required to indemnify such Lender or the Administrative Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Parent Borrower. Such Lender or the Administrative Agent shall notify the Parent Borrower of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or the Administrative Agent obtains knowledge thereof. Such certificate shall be conclusive absent manifest error. Notwithstanding the foregoing, neither any Lender nor the Administrative Agent shall deliver the notice and certificate described in this paragraph (a) to the Parent Borrower in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or the Administrative Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

     (b) With respect to Sections 2.14 and 2.16, the Parent Borrower shall have the right, should any Lender request any compensation or indemnity thereunder, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender's Commitment by irrevocable written notice of such termination to such Lender and the Administrative Agent without the necessity of complying with Sections 2.08(b) and (c) hereof, (B) reduce the total Commitments by the amount of such Lender's Commitment and (C) pay or prepay in immediately available funds all Loans owing to such Lender, accrued and unpaid interest thereon, accrued fees and all other amounts payable to it hereunder, or (ii) require such Lender to assign all its interests, rights and obligations under this Agreement, without recourse to or representation or warranty by such Lender, to an assignee in accordance with Section 9.04; provided that (x) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any Governmental Authority and (y) the assigning Lender shall have received from the relevant Borrower and the relevant Account Party and/or such assignee full payment in immediately available funds of the principal of and interest accrued on the Loans to the date of such assignment made by it hereunder and all other amounts owed to it hereunder that are subject to such assignment. The Parent Borrower shall have the right, should the Administrative Agent request any compensation or indemnity under such Sections, to require the Administrative Agent to assign its rights and obligations hereunder to a successor Administrative Agent with the consent of the Required Lenders, which consent shall not be unreasonably withheld.

     (c) With respect to Section 2.14 or 2.16, (i) other than with respect to
Section 2.16(b), neither any Lender nor the Administrative Agent shall be entitled to exercise any right or benefit afforded thereby and neither the Borrowers nor the Account Parties shall be obligated to reimburse any Lender or the Administrative Agent pursuant to such Sections unless (x) such Lender or the Administrative Agent has delivered to the Parent Borrower in accordance with
Section 9.01 the notice and the certificate described in Section 2.18(a) hereof and (y) the Parent Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if the Parent Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the Lender or the Administrative Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or the Administrative Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or the Administrative Agent, it being expressly understood that if the Parent Borrower does not provide the required notice of its disagreement as provided above, the relevant Borrower or the relevant Account Party (as the case may be) shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if the Parent Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by the Parent Borrower and such Lender or the Administrative Agent within the 30-Business Day period, then the relevant Borrower or the relevant Account Party (as the case may be)

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                                                                              63

shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Parent Borrower within the 60-day period described in Section 2.18(a), the relevant Borrower or the relevant Account Party (as the case may be) shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by such Borrower or such Account Party, as applicable, (iii) neither the Borrowers nor the Account Parties shall be liable for any amounts incurred as a result of any change in an Applicable Lending Office of any Issuing Bank or Lender to the extent that such Issuing Bank or Lender shall have had knowledge at the time of such change in Applicable Lending Office that reimbursement or recoupment under Section 2.14 would arise as a result of such change, (iv) each Lender or the Administrative Agent shall in good faith allocate all Additional Costs, Taxes and payments required to be made fairly among all its commitments (whether or not it seeks compensation from all affected borrowers), (v) in no event shall the Borrowers or the Account Parties be liable for any taxes (other than Other Taxes) that would not have been imposed but for a connection between such Lender or the Administrative Agent (other than by reason of the activities contemplated by this Agreement) and the relevant taxing jurisdiction, (vi) neither any Lender nor the Administrative Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.14 and 2.16 (including, without limitation, any repayment by any Borrower or any Account Party (as the case may be) of any refund of Taxes pursuant to Section 2.16(h)) which arises from any gross negligence, fraud or wilful misconduct of any Lender or the Administrative Agent, or the failure of such Lender or the Administrative Agent to comply with the terms of this Agreement, (vii) if Lender or the Administrative Agent shall have recouped any amount or received any offsetting tax benefit (other than a refund of Taxes as described in Section 2.16(h)) or reserve or capital benefits theretofore paid to it by any Borrower or any Account Party (as the case may be), such Lender or the Administrative Agent shall promptly pay to such Borrower or such Account Party (as the case may be) an amount equal to the amount of the recoupment received by such Lender or the Administrative Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Administrative Agent attributable to such recoupment, as determined in good faith by such Lender or the Administrative Agent, and (viii) the

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                                                                              64

liability of the Borrowers and the Account Parties to any Lender or the Administrative Agent with respect to any taxes shall be reduced to the extent that such Lender or the Administrative Agent receives an offsetting tax benefit (or could have received such a benefit by taking reasonable measures to receive it); provided that there shall not be any reductions pursuant to this clause
(viii) with respect to any tax benefit (x) the existence of which such Lender or Administrative Agent is unaware, (y) the claiming of which would result in any cost or tax to such Lender or the Administrative Agent (unless the relevant Borrower or the relevant Account Party (as the case may be) shall have agreed to pay its reasonably allocable portion of such cost or tax) and (z) unless the relevant Borrower or the relevant Account Party (as the case may be) shall agree to indemnify the Lender or the Administrative Agent to the extent any tax benefit taken into account under this clause (viii) is thereafter lost or becomes unavailable.

     (d) In addition to their obligations under Section 2.14 hereof, each of the Lenders and the Administrative Agent hereby agrees to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.18 and Sections 2.14 and 2.16. The Parent Borrower agrees to pay all filing fees incurred by any Lender or the Administrative Agent in performing its obligations under this Section 2.18.

     SECTION 2.19. Extension of Maturity Date. (a) The Parent Borrower may, not later than the date that is six months prior to the Maturity Date, by written notice to the Administrative Agent and the Lenders, request that the Maturity Date (such date being referred to hereinafter as the "Initial Maturity Date") be extended (the "Maturity Date Extension") to be the date that is two years after the Initial Maturity Date (such date being referred to herein as the "Extended Maturity Date"). Such notice shall offer each Lender the opportunity to extend the maturity of its Commitment to the Extended Maturity Date. Each Lender shall, by notice to the Parent Borrower and the Administrative Agent given not less than 30 days prior to the Initial Maturity Date, either agree to extend the maturity of its Commitment (each Lender so agreeing to extend the maturity of its Commitment being referred to herein as a "Consenting Lender") or decline to extend the maturity of its Commitment (and any Lender that does not deliver such a notice within such period shall be deemed to have declined to extend the maturity of its Commitment)(each

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                                                                              65

Lender so declining or deemed to have declined being referred to herein as a "Non-Consenting Lender"). In the event that, on the 30th day prior to the Initial Maturity Date, less than 100% of the Lenders have agreed pursuant to the preceding sentence to extend the maturity of their Commitments, then during the period prior to the Initial Maturity Date, the Parent Borrower may either (x) elect to continue this Agreement at a reduced size with the Consenting Lenders or (y) arrange for one or more banks or other financial institutions (any such bank or other financial institution being referred to herein as an "Extending Lender"), which may (but need not) include any Lender, to extend Commitments (to become effective on the Initial Maturity Date) in an aggregate amount equal to the amount of the total Commitments held by the Non-Consenting Lenders; provided that (i) each Extending Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (ii) the Borrowers, the Account Parties and each Extending Lender shall execute all such documentation as the Administrative Agent shall reasonably request to evidence such Extending Lender's Commitment and its status as a Lender. New Commitments created pursuant to this paragraph shall become effective on the Initial Maturity Date, provided that the conditions to the Maturity Date Extension are satisfied. Notwithstanding the foregoing, the Maturity Date Extension and the new Commitments of any Extending Lenders shall not become effective unless, on a date selected by the Parent Borrower by notice to the Administrative Agent that is within five Business Days prior to the Initial Maturity Date, each of the following conditions are satisfied: (i) the total amount of the Commitments of the Consenting Lenders and new Commitments of the Extending Lenders exceeds 50% of the Commitments in effect prior to giving effect to the termination of the Commitments of the Non-Consenting Lenders and the effectiveness of the new Commitments of the Extending Lenders; (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct and no Default shall have occurred and be continuing, in each case as of such date, and the Administrative Agent shall have received a certificate, dated such date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, to such effect; and (iii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date under clauses
(b) and (c) of Section 4.01 (or, with respect to a Borrowing Subsidiary, clauses
(a) and (b) of Section 4.03) as to the corporate power and authority

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                                                                              66

of the Borrowers and the Account Parties to borrow hereunder after giving effect to the Maturity Date Extension.

     (b) In the event that the Maturity Date Extension becomes effective in accordance with paragraph (a) of this Section, on the Initial Maturity Date (i) the Commitments of the Non-Consenting Lenders shall terminate, each Non-Consenting Lender shall be released from its participation obligations in respect of any outstanding Letters of Credit or Swingline Loans and each Borrower or each Account Party, as applicable, shall pay to the Administrative Agent, for distribution to the Non-Consenting Lenders, the outstanding principal of their respective Loans and all accrued and unpaid interest thereon and all accrued fees and other amounts then owing to the Non-Consenting Lenders hereunder, (ii) the new Commitments of the Extending Lenders, if any, shall become effective, (iii) the participation obligations hereunder in respect of any outstanding Letters of Credit or Swingline Loans shall be reallocated in accordance with the Commitments in effect after giving effect to the foregoing clauses and (iv) if there are any Loans then outstanding from Consenting Lenders and any new Commitments of Extending Lenders have become effective (with the result that the Loans comprising each Borrowing are not held by the Consenting Lenders and Extending Lenders pro rata in accordance with their Commitments), the Borrowers shall give a notice of optional prepayment hereunder in respect of all such outstanding Loans and may (but shall not be required to) give a Borrowing Request hereunder to fund such prepayment.

     (c) Concurrently with and following the effectiveness of the Maturity Date Extension, the term "Maturity Date", as such term is used herein (except to the extent such term is used in this Section) or under any other Loan Document, shall be deemed to mean the Extended Maturity Date.

     SECTION 2.20. Borrowing Subsidiaries. The Parent Borrower may, at any time and from time to time so long as no Default has occurred and is continuing, designate any Subsidiary (other than any Eckerd Company or any Foreign Subsidiary) to be a Borrowing Subsidiary hereunder by delivering to the Administrative Agent a Subsidiary Borrowing Election with respect to such Subsidiary. The eligibility of any Borrowing Subsidiary to borrow hereunder shall terminate when the Administrative Agent receives a Subsidiary Borrower Termination with respect to such Subsidiary. Each Subsidiary Borrower Election delivered to the Administration Agent shall be duly executed on behalf of

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                                                                              67

the relevant Subsidiary and the Parent Borrower, and each Subsidiary Borrower Termination delivered to the Administrative Agent shall be duly executed on behalf of the Parent Borrower. The delivery of a Subsidiary Borrower Termination shall not affect any obligation of the relevant Subsidiary incurred in its capacity as a Borrower, and such Subsidiary shall continue to constitute a Borrowing Subsidiary for all purposes hereof (other than the right to borrow Loans) until all its obligations hereunder as a Borrower have been discharged and paid in full. The Administrative Agent shall promptly give notice to the Lenders and the Issuing Banks of its receipt of any Subsidiary Borrower Election or Subsidiary Borrower Termination.

                                   ARTICLE III

                         Representations and Warranties

     Each of Holdings, the Parent Borrower and Purchasing represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

     SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings, the Parent Borrower and Purchasing and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower, Purchasing or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors' rights generally and subject to general

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                                                                              68

principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or as to which the failure to be made or obtained and to be in full force and effect would not result in a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Collateral Agreement and (iii) filings of periodic reports with the Securities and Exchange Commission, (b) will not violate any applicable law or material regulation or the charter, by-laws or other organizational documents of Holdings or any Subsidiary or any material order of any Governmental Authority,
(c) will not violate or result in a default under any material provision of any indenture, agreement or other instrument binding upon Holdings or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of its Subsidiaries, except Liens created under the Credit Agreement.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended January 26, 2002, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

     (b) Since January 26, 2002, there has been no material adverse change in the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) Each of Holdings and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of Holdings and its Subsidiaries (taken as a whole), except for minor defects in title and leases being contested, in each case, that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of Holdings and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and its Subsidiaries does not infringe upon the rights of any other Person, except for any defects in ownership or licenses and any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

     SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Parent Borrower or Purchasing, threatened against or affecting Holdings or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other material instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. Investment and Holding Company Status. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by a material amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by a material amount.

     SECTION 3.11. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with such other information) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings, the Parent Borrower and

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                                                                              71

Purchasing represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. Material Subsidiaries. Schedule 3.12 sets forth the name of each Subsidiary of Holdings that is a Material Subsidiary as of the Effective Date.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of each of Shearman & Sterling, special New York counsel for the Loan Parties, and Charles R. Lotter, Esq., General Counsel of Holdings, substantially in the form of Exhibits B-1 and B-2, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of Holdings, the Parent Borrower and Purchasing hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties,

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                                                                              72

     the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.


          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, and the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Parent Borrower in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (g) The Administrative Agent shall have received evidence that the insurance required by the Collateral Agreement is in effect.

          (h) Prior to or concurrently with the effectiveness of the Commitments, the commitments under the Existing Credit Agreements shall be terminated and all loans and other amounts accrued or owing thereunder shall be paid.

          (i) The Administrative Agent shall have received an initial Asset Coverage Certificate calculating the Asset Coverage Ratio as of the last day of the most recent fiscal month ended at least 10 days prior to the

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                                                                              73

     Effective Date, giving pro forma effect to any Loans being made or Letters of Credit being issued on the Effective Date as if such Loans were made or such Letters of Credit were issued on the last day of such calendar month.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 14, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the relevant Borrower or the relevant Account Party, as applicable, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

     SECTION 4.03. Borrowing Subsidiaries. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by a Borrowing Subsidiary is subject to receipt by the Administrative Agent of a Subsidiary Borrower Election with respect to such Borrowing Subsidiary in accordance with Section 2.20 and to the satisfaction of the following further conditions:

          (a) The Administrative Agent shall have received one or more favorable written opinions of counsel for such Borrowing Subsidiary reasonably acceptable to the Administrative Agent, with respect to (i) the organization and existence of such Borrowing Subsidiary, (ii) the due authorization, execution and delivery of the Subsidiary Borrower Election,
     (iii) the legality, validity and binding effect on such Borrowing Subsidiary of the Subsidiary Borrower Election and this Agreement and (iv) such other matters relating to such Borrowing Subsidiary as the Administrative Agent shall reasonably request.

          (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary and its authorization to be a Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

The Administrative Agent shall promptly provide to each Lender any documentation with respect to any Borrowing Subsidiary that was delivered to the Administrative Agent pursuant to this Section.

                                    ARTICLE V

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender:

          (a) as soon as available and, in any event, within 120 days after the end of each fiscal year of Holdings, its audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) as soon as available and, in any event, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Section 6.07 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;


          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

          (e) promptly after Moody's or S&P shall have announced a change in the Rating established or deemed to have been established for the Parent Borrower, written notice of such Rating change;

          (f) within 15 days after the end of each fiscal quarter, an Asset Coverage Certificate (together with any other supplemental reporting and supporting documentation reasonably requested by the Administrative Agent) calculating the Asset Coverage Ratio as of the last day of such fiscal quarter; and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. Notices of Material Events. The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, would result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of Holdings and its

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                                                                              77

     Subsidiaries in an aggregate amount exceeding $100,000,000; and

          (d) any other development that results in, or would result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Information Regarding Collateral. (a) The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in the corporate name of the Parent Borrower or any Additional Grantor, (ii) in the identity or type of organization or corporate structure of the Parent Borrower or any Additional Grantor, (iii) in the Federal Taxpayer Identification Number or other identification number of the Parent Borrower or any Additional Grantor or (iv) in the jurisdiction of organization of the Parent Borrower or any Additional Grantor. Holdings and the Parent Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Parent Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Parent Borrower (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record (or delivered to the Administrative Agent for filing or recording) in each

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                                                                              78

governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of Holdings and its Subsidiaries (taken as a whole); provided that the foregoing shall not prohibit any merger, consolidation, liquidation, transfer of assets or dissolution permitted under Section 6.03.

     SECTION 5.05. Payment of Obligations. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and
(c) the failure to make payment pending such contest would not result in a Material Adverse Effect.

     SECTION 5.06. Maintenance of Properties; Insurance. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings and its Subsidiaries (taken as a whole) in good working order and condition, ordinary wear and tear excepted; provided that nothing in this Section shall prevent Holdings or any Subsidiary from discontinuing the operations or maintenance of any of its properties no longer deemed by Holdings or such Subsidiary, as applicable, to be useful in the conduct of its business.

     SECTION 5.07. Insurance. Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of

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                                                                              79

established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Collateral Agreement. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

     SECTION 5.08. Books and Records; Inspection Rights; Inventory Audits. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and without disruption of the normal and ordinary conduct of the business of Holdings, the Parent Borrower or any such Subsidiary, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent or any auditor that is satisfactory to the Administrative Agent, at any time upon reasonable prior notice (but, unless an Event of Default has occurred and is continuing, no more than once during any calendar year), to perform audits of, conduct independent appraisals of and/or monitor the inventory of Holdings and its Subsidiaries.

     SECTION 5.09. Compliance with Laws. Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

     SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes, including working capital requirements, liquidity and the repayment of maturing commercial paper and other Indebtedness of the Parent Borrower and Purchasing (including Indebtedness under the Existing Credit Agreements). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any

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                                                                              80

purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued to support obligations of the Account Parties in respect of purchases of inventory in the ordinary course of business, as well as other obligations of Holdings and its Subsidiaries incurred without violation of this Agreement.

     SECTION 5.11. Additional Guarantee Parties. If any Subsidiary (other than any Eckerd Company or any Foreign Subsidiary) becomes a Material Subsidiary or otherwise becomes a Guarantee Party after the Effective Date, Holdings and the Parent Borrower shall, within three Business Days after such Subsidiary becomes a Material Subsidiary or a Guarantee Party (as applicable), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

     SECTION 5.12. Further Assurances. Each of Holdings and the Parent Borrower will, and will cause each Guarantee Party and each Additional Grantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Guarantee Parties and the Additional Grantors. Holdings and the Parent Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Agreement.

                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness. Neither Holdings nor the Parent Borrower will, nor will they permit any

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                                                                              81

Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created under the Loan Documents;

          (b) Indebtedness existing on the date hereof and set forth in Schedule
     6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any premium or fee payable in connection with such extension, renewal or replacement) or result in an earlier maturity date or decreased weighted average life thereof; provided that (i) any Indebtedness in respect of any extension, renewal or replacement of the Subordinated Notes shall be subordinate to the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Notes and
     (ii) Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness for cash prior to the stated maturity date of such Indebtedness shall be treated as maturing on the nearest such redemption date for purposes of the foregoing calculations;

          (c) Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings or any other Subsidiary;

          (d) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of (i) so long as such Subsidiary also guarantees the Obligations on a pari passu basis, Holdings or (ii) any other Subsidiary;

          (e) Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $850,000,000 at any time outstanding;

          (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $150,000,000 at any time outstanding;

          (g) Permitted Long-Term Indebtedness;

          (h) other unsecured Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding; and

          (i) other Indebtedness of the Eckerd Companies; provided that (i) the aggregate amount of Indebtedness of the Eckerd Companies permitted under this Section and outstanding at any time (other than Indebtedness permitted by clause (c) of this Section) shall not exceed $500,000,000 and (ii) no Eckerd Company shall be permitted to guarantee any Indebtedness of Holdings or any other Subsidiary (other than an Eckerd Company) unless such Eckerd Company also guarantees the Obligations on a pari passu basis.

     SECTION 6.02. Liens. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of Holdings or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that
     (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any premium or fee payable in connection with such extension, renewal or replacement;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any premium or fee payable in connection with such extension, renewal or replacement;

          (e) Liens on fixed or capital assets acquired, constructed or improved by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiaries;

          (f) Liens in respect of leases or subleases granted to other Persons in the ordinary course of business and not materially interfering with the conduct of business of Holdings and its Subsidiaries;

          (g) Liens arising out of conditional sale, title retention, consignment (including "sale or return" arrangements) or similar arrangements for the sale of goods entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Parent Borrower and its Subsidiaries, provided that the aggregate amount of such goods shall not exceed $500,000,000;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

          (i) Liens on accounts receivable of the Parent Borrower or any of its Subsidiaries that arise from the securitization of such accounts receivable;

          (j) Liens (other than Liens on any inventory constituting Collateral) securing Indebtedness of a Subsidiary to the Parent Borrower; and

          (k) other Liens (other than Liens on any inventory constituting Collateral) securing monetary obligations in an aggregate amount not exceeding $125,000,000 at any time.

     SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Person may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger or consolidation is a Guarantee Party or an Additional Grantor) is a Guarantee Party or an Additional Grantor (as applicable) and (iii) any Subsidiary (other than a Guarantee Party or an Additional Grantor) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) Holdings will not, and will not permit any of its Subsidiaries to, engage to any extent material to Holdings and its Subsidiaries (taken as a whole) in any business other than businesses of the type conducted by Holdings and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary to the business or businesses of Holdings or any Subsidiary.

     SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or hold any loans or advances to, Guarantee any obligations of, or make or hold any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth on Schedule 6.04;

          (c) investments by Holdings and its Subsidiaries in Equity Interests in their respective Subsidiaries;

          (d) loans or advances made by Holdings to any Subsidiary and made by any Subsidiary to Holdings or any other Subsidiary;

          (e) Guarantees by Holdings of Indebtedness and other obligations of any Subsidiary and by any Subsidiary of Indebtedness and other obligations of (i) so long as such Subsidiary also guarantees the Obligations on a pari passu basis, Holdings or (ii) any other Subsidiary; provided that no Eckerd Company shall be permitted to guarantee any Indebtedness or other obligations of Holdings or any other Subsidiary (other than an Eckerd Company) unless such Eckerd Company also guarantees the Obligations on a pari passu basis;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) Permitted Acquisitions; and

          (h) other investments in an aggregate amount not exceeding $25,000,000 at any time.

     SECTION 6.05. Asset Sales. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings and the Parent Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) disposals of inventory pursuant to promotional or similar activities in the ordinary course of business;

          (c) sales, transfers and dispositions to the Parent Borrower or a Subsidiary;

          (d) sales of accounts receivable pursuant to a securitization thereof;

          (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) during any fiscal year of Holdings shall not exceed 5% of the total Net Tangible Assets of Holdings and its Subsidiaries as of the first day of such fiscal year;

          (f) transfers and dispositions of interests in real property (including leasehold interests) in exchange for consideration that constitutes interests in real property (including leasehold interests) to the extent that any such transfer or disposition qualifies as a "like-kind" exchange under Section 1031 of the Code; and

          (g) this Section shall not be construed to prohibit transfers of cash by Holdings or any of its Subsidiaries that are not prohibited by any other provision of this Agreement;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by

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                                                                              87

clauses (b) and (c) above) shall be made for fair value and (other than (i) those permitted by clause (f) above and (ii) permitted sales, transfers, leases and other dispositions of assets having an aggregate fair market value not exceeding $50,000,000 during the term of this Agreement) shall be made for at least 80% cash consideration.

     SECTION 6.06. Restrictive Agreements. Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations (or any Indebtedness incurred to refinance or replace the Obligations); provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.06 or to any refinancing, extension or renewal of, or any amendment or modification of, any Indebtedness or other agreement existing on the date hereof containing any such restriction or condition (but without expanding the scope of any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (e) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment, pledge or mortgage thereof.

     SECTION 6.07. Leverage Ratio. The Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below shall not exceed the ratio set forth below opposite such period:

            Period                                  Ratio

Effective Date through and
including the last day of
the fiscal quarter ending on
or about October 25, 2003                       5.00 to 1.00

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                                                                              88

Thereafter through and
including the last day of
the fiscal quarter ending on
or about October 31, 2004                 4.25 to 1.00

Thereafter                                3.75 to 1.00

     SECTION 6.08. Asset Coverage Ratio. The Asset Coverage Ratio as of any date shall not be less than 1.75 to 1.00.

     SECTION 6.09. Restriction on Non-Material Subsidiaries. Neither Holdings nor the Parent Borrower will permit, at any time, the Non-Material Subsidiaries that have not satisfied the Collateral and Guarantee Requirement to have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries.

                                   ARTICLE VII

                                Events of Default

     If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan of such Borrower or any Account Party shall fail to reimburse any LC Disbursement made in respect of a Letter of Credit issued for the account of such Account Party, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower or any Account Party shall fail to pay any interest or any fee or any other amount (other than an amount referred to in clause
     (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, or any material representation or warranty in any report, certificate, financial statement or other document furnished

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                                                                              89

     pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Holdings, the Parent Borrower or Purchasing shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
     5.04 (with respect to the existence of Holdings, the Parent Borrower or Purchasing) or 5.10 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

          (f) Holdings or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) Subordinated Notes that are converted into common stock of the Parent Borrower in accordance with the provisions of Article IV of the Subordinated Note Indenture and (iii) Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness prior to the stated maturity of such Indebtedness, solely as a result of the exercise by such holders of such right;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Holdings or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) Holdings or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect;

          (m) any Lien purported to be created under the Collateral Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $10,000,000 or more, with the priority required by the Collateral Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction not prohibited under the Loan Documents; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party; and in case of any event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party.

                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any other Subsidiary or Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Parent Borrower, Purchasing or a Lender, and the Administrative Agent shall not be responsible for or

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have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall

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have accepted such appointment within 30 days after the retiring Administrative
Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or




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overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to Holdings, the Parent Borrower or Purchasing, to it at J. C. Penney Corporation, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024, Attention of the Treasurer (Telecopy No. (972) 431-2044), with a copy to the General Counsel of the Parent Borrower;

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mary McCormack (Telecopy No. (212) 552-7500), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York 10017, Attention of Mr. Barry Bergman (Telecopy No. (212) 270-5646); and

          (iii) if to any other Lender, any Issuing Bank or any Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (b) Notices and other communications to the Issuing Banks and Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Issuing Bank or Lender. The Administrative Agent, Holdings, the Parent Borrower or Purchasing may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power,

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preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Except with respect to any amendment to this Agreement contemplated by the definition of "Permitted Holding Company Reorganization" (which amendment shall be permitted if entered into by the parties referred to therein), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers, the Account Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent

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                                                                              97

thereunder, without the written consent of each Lender, (vi) release any Guarantee Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender or (vii) release all or substantially all of the Collateral from the Liens of the Collateral Agreement (except as expressly provided in paragraph (c) below) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be.

     (c) Notwithstanding anything herein to the contrary, all Liens on the Collateral created under the Collateral Agreement shall be automatically released in the event that the Parent Borrower receives a Rating of (i) Baa2 or better from Moody's and (ii) BBB or better from S&P.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower and the other Loan Parties, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all fees associated with, and all out-of-pocket expenses incurred by the Administrative Agent in connection with, any inventory audit performed by the Administrative Agent or any auditor that is satisfactory to the Administrative Agent on

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behalf of the Administrative Agent, as well as any such expenses incurred by the
Administrative Agent in connection with the monitoring and independent appraisals of such inventory, in each case as contemplated by Section 5.08.

     (b) The Parent Borrower and the other Account Parties, jointly and severally, shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Borrower or Account Party against such Indemnitee, (y) result from the gross negligence or wilful misconduct of such Indemnitee or (z) result from any dispute among the Lenders and the Administrative Agent, or any of them, other than disputes resulting from the fault of any Loan Party.

     (c) To the extent that the Parent Borrower or any other Account Party fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the

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                                                                              99

unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender in its capacity as such.

     (d) To the extent permitted by applicable law, neither Holdings, any Borrower nor any Account Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings, any Borrower nor any Account Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, any Borrower or any Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it);

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                                                                             100

with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default under clause (a), (b), (h) or (i) of
     Article VII has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

     (ii) Assignments shall be subject to the following conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and

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                                                                             101

Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers and the Account Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrowers, the Account Parties, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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                                                                             102

     (c)(i) Any Lender may, without the consent of Holdings, any Borrower, any Account Party, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrowers, the Account Parties, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, Holdings, the Borrowers and the Account Parties agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to
Section 2.17(c) as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Account Parties, to comply with Section 2.16(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under




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                                                                             103

this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof

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                                                                             104

which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and either the Loans have become due and payable or any three Lenders representing at least $50,000,000 in aggregate amount of the Commitments have requested the Administrative Agent, in writing and in accordance with the provisions of Article VII, to declare the Loans to be forthwith due and payable, each Issuing Bank and Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank or Lender or Affiliate to or for the credit or the account of any Borrower or any Account Party against any of and all the obligations of such Borrower or such Account Party (as the case may be) now or hereafter existing under this Agreement held by such Issuing Bank or Lender, irrespective of whether or not such Issuing Bank or Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank or Lender may have. Any Lender or Issuing Bank exercising its rights under this Section shall give notice thereof to the relevant Borrower and the relevant Account Party on or prior to the day of the exercise of such rights.

     SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.




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                                                                             105

     (b) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, a Borrower or an Account Party or any of their respective properties in the courts of any jurisdiction.

     (c) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, a Borrower or an Account Party. For the purposes of this Section, "Information" means all information received from Holdings, any Borrower or any Account Party relating to Holdings, any Borrower, any Account Party or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, any Borrower or any Account Party. Any Person required to maintain the confidentiality of

Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14. Acknowledgment. Each of the Lenders party hereto that is also a party to the Existing LC Agreement acknowledges that as of the Effective Date
(i) all letters of credit outstanding under the Existing LC Agreement shall be deemed to constitute Letters of Credit, (ii) the aggregate amount of all letter of credit disbursements made by such Lenders under the Existing LC Agreement have been paid in full in accordance with Section 4.01(h) and (iii) the Existing LC Agreement shall be terminated.

         [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                J. C. PENNEY COMPANY, INC.,

                                   by  /s/ Robert B. Cavanaugh
                                      -----------------------------------------
                                      Name:  Robert B. Cavanaugh
                                      Title: Executive Vice President,
                                                Chief Financial Officer


                                J. C. PENNEY CORPORATION, INC.,

                                   by  /s/ Robert B. Cavanaugh
                                      -----------------------------------------
                                      Name:  Robert B. Cavanaugh
                                      Title: Executive Vice President,
                                                Chief Financial Officer


                                J. C. PENNEY PURCHASING CORPORATION,

                                   by  /s/ Peter M. McGrath
                                      -----------------------------------------
                                      Name:  Peter M. McGrath
                                      Title: President


                                JPMORGAN CHASE BANK, individually and as Administrative Agent,

                                   by  /s/ Barry Bergman
                                      -----------------------------------------
                                      Name:  Barry Bergman
                                      Title: Vice President

                               Signature page to Credit
                               Agreement dated as of May 31,
                               2002

                               Wachovia Bank N.A.

                               by /s/ Mark S. Supple
                                  ----------------------------------------------
                                  Name:  Mark S. Supple
                                  Title: Vice President


                               Credit Suisse First Boston, Cayman Islands Branch

                               by /s/ Bill O'Daly
                                  ----------------------------------------------
                                  Name:  Bill O'Daly
                                  Title: Director


                               by /s/ Cassandra Droogan
                                  ----------------------------------------------
                                  Name:  Cassandra Droogan
                                  Title: Associate


                               Citicorp USA, Inc.

                               by /s/ Charles C. Philipp
                                  ----------------------------------------------
                                  Name:  Chrles C. Philipp
                                  Title: Vice President

                               Signature page to Credit
                               Agreement dated as of May 31,
                               2002

                               HSBC Bank USA

                               by /s/ A. Serenicz
                                  ----------------------------------------------
                                  Name:  Anne Serenicz
                                  Title: Senior Vice President


                               Fleet National Bank

                               by /s/ Judith C. E. Kelly
                                  ----------------------------------------------
                                  Name:  Judith C. E. Kelly
                                  Title: Director


                               Bank of America, N.A.

                               by /s/ Amy Krovocheck
                                  ----------------------------------------------
                                  Name:  Amy Krovocheck
                                  Title: Vice President

                               Signature page to Credit
                               Agreement dated as of May 31,
                               2002


                               Mellon Bank, N.A.

                               by  /s/ Louis E. Flori
                                 -----------------------------------------------
                                 Name:  Louis E. Flori
                                 Title: Vice President


                               STATE STREET BANK AND TRUST COMPANY

                               by  /s/ M. Paula Zaiken
                                 -----------------------------------------------
                                 Name:  M. Paula Zaiken
                                 Title: Vice President


                               Banco Popular de Puerto Rico,
                               New York Branch

                               by /s/ Hector J. Gonzalez
                                 -----------------------------------------------
                                 Name:  Hector J. Gonzalez
                                 Title: Vice President

                               Signature page to Credit
                               Agreement dated as of May 31,
                               2002


                               PNC Bank, National Association

                               by /s/ Bruce G. Shearer
                                 -----------------------------------------------
                                 Name:  Bruce G. shearer
                                 Title: Vice President


                               U.S. Bank National Association

                               by /s/ Douglas A. Rich
                                 -----------------------------------------------
                                 Name:  Douglas A. Rich
                                 Title: Vice President


                               Wells Fargo Bank

                               by /s/ Susan Haufschild
                                 -----------------------------------------------
                                 Name:  Susan Haufschild
                                 Title: V.P.

                                Signature page to Credit Agreement
                                dated as of May 31, 2002


                                National City Bank


                                by  /s/ Jeffrey L. Hawthorne
                                -----------------------------------------------
                                Name:  Jeffrey L. Hawthorne
                                Title: Senior Vice President


                                The Northern Trust Co.


                                by  /s/ Patrick J. Connelly
                                -----------------------------------------------
                                Name:  Patrick J. Connelly
                                Title: Vice President


                                The Bank of New York


                                by  /s/ David C. Judge
                                -----------------------------------------------
                                Name:  David C. Judge
                                Title: Senior Vice President

                                        Signature page to Credit
                                        Agreement dated as of May 31,
                                        2002



                                        Compass Bank

                                        by     /s/ R. Bruce Frey
                                               ---------------------------
                                        Name   R. Bruce Frey
                                        Title: Vice President



                                        HIBERNIA NATIONAL BANK

                                        by     /s/ Donna J. Richardson
                                               ---------------------------
                                        Name   Donna J. Richardson
                                        Title: Banking Officer



                                        UMB Bank, n.a.

                                        by     /s/ David A. Proffitt
                                               ---------------------------
                                        Name   David A. Proffitt
                                        Title: Senior Vice President